World Trade Center East
Two Seaport Lane
Suite 300
Boston, MA 02210-2028
(617) 946-4800
fax (617) 946-4801
www.seyfarth.com

                            EXHIBIT 5.1

May 11, 2009

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057

Re:	SinoHub, Inc. - Registration Statement on Form S-1 – Registration No. 333-154731

Dear Ladies and Gentlemen:

We have acted as counsel to SinoHub, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 7,405,883 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") including 5,202,627 outstanding shares of Common Stock (the “Outstanding Shares”) and 2,203,256 shares of Common Stock that may be issued upon the exercise of warrants held by the selling stockholders (the "Warrant Shares").

In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the Outstanding Shares of Common Stock are, and the Warrant Shares will be, if issued pursuant to the terms of the applicable warrants, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Seyfarth Shaw LLP

SEYFARTH SHAW LLP